Autodesk Announces Executive Change
CFO Scott Herren Departing Company; Autodesk Expects Q3 Results Above Guidance Range

SAN RAFAEL, Calif., November 12, 2020 - Autodesk, Inc. (Nasdaq: ADSK) today announced the departure of Scott Herren, the company’s senior vice president and chief financial officer. After more than six years at Autodesk, Herren is leaving the design and engineering software leader in mid-December to become chief financial officer at Cisco.

“Scott has played a critical role in driving the business over the last six years and was instrumental in helping Autodesk successfully navigate the business model transition,” said Andrew Anagnost, Autodesk president and CEO. “I want to thank Scott for the many contributions he has made to Autodesk and wish him continued success in the next chapter of his career.”

“It’s been a great run and I am proud to have been part of six transformational years at Autodesk,” said Herren. “It has been a pleasure working with everybody at the company, growing an exceptionally talented finance organization and establishing a leadership position in design and make technology. With the transition to a SaaS business model now complete, I leave knowing Autodesk is well positioned for the future.”

Autodesk has initiated a selection process for a new chief financial officer. Fiscal third quarter 2021 results, which will be reported on November 24th, 2020, are expected to be above Autodesk’s guidance range across all Q3 guidance metrics. The company remains confident in its fiscal 2023 financial goals and the long-term potential from digitization across AEC, the convergence of design and make in manufacturing, and the monetization of non-compliant and legacy users.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including quotations from management and statements about our financial goals, our strategies, industry and product potential, performance, and results. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: failure to achieve our revenue and profitability objectives; failure to successfully manage transitions to new business models and markets; failure to maintain cost reductions or otherwise control our expenses; difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models; developments in the COVID-19 pandemic and the resulting impact on our business and operations; general market, political, economic, and business conditions, including from an economic downturn or recession in the United States or in other countries around the world; any imposition of new tariffs or trade barriers; the impact of non-cash charges on our financial results; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; weak or negative growth in the industries we serve; slowing momentum in subscription billings or revenues; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; pricing pressure; unexpected fluctuations in our annual effective tax rate; significant effects of tax legislation and judicial or administrative interpretation of tax regulations, including the Tax Cuts and Jobs Act; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; and any unanticipated accounting charges. Our estimates as to tax rate are based on current tax law, including current interpretations of the Tax Cuts and Jobs Act, and could be affected by changing interpretations of that Act, as well as additional legislation and guidance around that Act.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Form 10-K and subsequent forms 10-Q, which are on file with the U.S.

Securities and Exchange Commission. Autodesk disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk
Autodesk makes software for people who make things. If you’ve ever driven a high-performance car, admired a towering skyscraper, used a smartphone, or watched a great film, chances are you’ve experienced what millions of Autodesk customers are doing with our software. Autodesk gives you the power to make anything. For more information visit autodesk.com or follow @autodesk.

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and services offerings, and specifications and pricing at any time without notice and is not responsible for typographical or graphical errors that may appear in this document.

© 2020 Autodesk, Inc. All rights reserved.

Media Contact: Stacy Doyle, stacy.doyle@autodesk.com, 503-330-6115

Investors Contact: Abhey Lamba, abhey.lamba@autodesk.com, 415-547-3502